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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement of Summit Financial Services Group, Inc., on Form S-4, for the registration of 28,170,773 shares of its common stock and to the incorporation by reference therein, and in the related prospectus, of our report dated February 17, 2003, with respect to the consolidated financial statements of Summit Brokerage Services, Inc. and Subsidiaries included in its Annual Report on Form 10-KSB/A for the year ended December 31, 2002, filed with the Securities and Exchange Commission. We also consent to the inclusion in this registration statement on Form S-4 of our report, dated March 13, 2003, on our audit of the Boca Raton Branch of Wachovia Securities Financial Network, Inc. as of December 31, 2002, and the related statement of loss, changes in branch equity and cash flows for the years ended December 31, 2002 and 2001.


/S/ Moore Stephens Lovelace, P.A.

MOORE STEPHENS LOVELACE, P.A.
CERTIFIED PUBLIC ACCOUNTANTS
Orlando, Florida
November 4, 2003